UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2011

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 28, 2011, for purposes of electing four directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011, approving the advisory resolution on executive compensation and recommending, on an advisory basis, the frequency for future advisory votes on executive compensation.  Results of shareholder voting on these matters were as follows:

	For	Withhold	Broker Non-Vote
1. Each of the following four Class I directors was elected for a three-year term expiring in 2014:
Carol S. Eicher	15,740,115	802,313	1,315,100
David Mathieson	15,756,854	785,574	1,315,100
Donal L. Mulligan	15,744,744	797,684	1,315,100
Stephen G. Shank	16,133,796	408,632	1,315,100

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011 was ratified.	17,425,659	402,053	29,816	0

3. The advisory resolution on executive compensation was approved.	14,993,883	683,824	864,721	1,315,100

	1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
4. Shareholders recommended, on an advisory basis, every one year as the frequency for future advisory votes on executive compensation.	14,361,653	109,964	1,252,073	818,738	1.315.100

The Company has considered the shareholder vote regarding the frequency for future advisory votes on executive compensation and determined that it will hold an advisory vote on its executive compensation every year until the next vote on frequency which will be no later than the Company’s Annual Meeting of Shareholders in 2017.

There were 19,100,221 shares of common stock entitled to vote at the meeting and a total of 17,857,528 (93.49%) shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 29, 2010	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary